EXHIBIT 10.24

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS    ASSIGNMENT AND ASSUMPTION AGREEMENT (this

“Agreement”) dated as of April 25, 2016 by and between Mariposa Capital, LLC, a Delaware limited liability company (the “Assignor”), and Mariposa Associates, LLC, a Delaware limited liability company (the “Assignee”).

WHEREAS, this Agreement relates to the Advisory Service Agreement, dated as of December 13, 2015 (the “Advisory Agreement”), between the Assignor and Newell

Rubbermaid Inc., a Delaware corporation (“Newell”), pursuant to which Assignor has been retained by Newell to provide certain advisory services to Newell as set forth in the Advisory Agreement;

WHEREAS, Section 9 of the Advisory Agreement permits Assignor to assign the Advisory Agreement and the rights, duties and obligation thereunder to an affiliate of Advisor;

WHEREAS, the Assignee is an affiliate of Assignor; and

WHEREAS, the Assignor desires to assign to the Assignee the Advisory Agreement and all of the rights, duties and obligation of the Assignor thereunder, and the Assignee desires to accept assignment of the Advisory Agreement and such rights and assume the corresponding duties and obligations from the Assignor on such terms.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the respective meanings given such terms in the Advisory Agreement,

2. Assignment and Assumption. The Assignor hereby assigns to the Assignee the Advisory Agreement and all of the rights, duties and obligations of the Assignor thereunder, including, but not limited to, the right to receive the Management Fee, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the duties and obligations of the Assignor under the Advisory Agreement, including, but not limited to, the obligation to provide the Services. Upon the execution and delivery hereof by the Assignor and the Assignee, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of the Assignor under the Advisory Agreement, (ii) the Assignor shall be released from its duties and obligations under the Advisory Agreement and (iii) for purposes of the Advisory

Agreement, all references to the “Advisor” shall mean Mariposa Associates, LLC. The assignment provided for herein shall be without recourse to the Assignor.

3. Assignment; Successors and Assigns. Any future transfers and assignments of the Advisory Agreement and the rights, duties and obligations thereunder are subject to the transfer and assignment provisions of the Advisory Agreement. This Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto.

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4. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its conflicts or choice of law provisions.

5. Further Assurances. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document. Any counterpart may be executed by PDF or facsimile signature and such PDF or facsimile signature shall be deemed an original.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers effective as of the date first above written.

Assignor:    Assignee:

MARIPOSA CAPITAL, LLC    MARIPOSA ASSOCIATES, LLC

By:________________________    By:________________________
Desiree DeStefano    Martin E. Franklin
CFO    Manager